                                                                              NY

                                  MAY 1, 2002

                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                      DATED

                                  MAY 1, 2002

                   (SUPPLEMENT OFFERING BCTC IV SERIES 42 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

SERIES 42'S PURPOSE--

- To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate-income housing.

TERMS OF OFFERING--

- Series 42 is offering at least 250,000 ($2.5 million) and up to 3,500,000 ($35 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 42;

- the price of the certificates is $10 each with a minimum investment of $5,000;

-    this offering will end no later than July 31, 2002; and

- your money will be held in escrow until at least 250,000 certificates are sold.

SERIES 42'S INVESTORS WILL RECEIVE--

-    federal housing tax credits;

-    tax losses that can offset passive income from any other investments; and

-    profits, if any, from the sale of the apartment complexes.

           PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

Boston Capital Tax Credit Fund IV L.P. (the "Fund") has issued other series in other offerings--Series 20 to Series 41. The Fund has issued a total of 66,567,867 certificates, raised $665,345,760 and admitted 71,184 investors within Series 20 through 41. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 40.

                          NEW LEGISLATIVE DEVELOPMENTS

On December 15, 2000, the United States Congress passed a bill which revised certain provisions of the federal housing tax credit. When the initial legislation was enacted in 1986 creating the federal housing tax credit, the tax credit allocable to each state per year was limited to an amount of $1.25 for each resident in the state. Among the many provisions in this bill, was an increase of the $1.25 cap on the federal housing tax credit to $1.75 per state resident. The increase is in two steps--to $1.50 in 2001 and to $1.75 in 2002.

Thereafter, this legislation calls for an automatic adjustment indexed for inflation beginning in 2003. This means that through bi-partisan support, additional incentives should be available to finance the construction and rehabilitation of housing for low and moderate income people.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Series 42's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

The attainment of Series 42's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 42 will meet its investment objectives.

                            ANTICIPATED INVESTMENTS

Series 42 expects to invest in the ten Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 42 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 42 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 42 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 42. If Series 42 raises the entire $35 million, the anticipated acquisition of the Operating Partnership interests, described below, will represent approximately 75% of the total money which Series 42 currently expects to spend.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Because Series 42 is currently in the offering phase, it has no material assets or any operating history. Series 42 expects to acquire interests in the following 10 Operating Partnerships, which will develop, own and operate apartment complexes, 8 of which are to be newly constructed and 2 of which are to be rehabilitated:

                                                  OPERATING GENERAL
                 PARTNERSHIP                          PARTNER(S)
     ------------------------------------      -----------------------------

1.    Amherst Elderly L.P.                     Great Bridge Properties
       (the "Amherst Partnership")             Sougehan Valley Interfaith
       New Construction                        Housing Corporation

2.    Bellamy Mills L.P.                       Great Bridge Properties
       (the "Bellamy Mills Partnership")
       Property Rehabilitation

3.    Crittenden County Partners L.P.          Park Plaza III, LLC
       (the "Crittenden Partnership")
       New Construction

4.    Dorchester Court LDHA L.P.               Royal Castle
       (the "Dorchester Court Partnership")
       New Construction

5.    Harbor Pointe II/MHT LDHA L.P.           MHT Properties XV
       (the "Harbor Pointe Partnership")
       New Construction

6.    Lynnelle Landing L.P.                    Douglas E. Pauley
       (the "Lynnelle Landing Partnership")
       New Construction

7.    Center Street Urban Renewal
      Association                              Conifer Realty, LLC
       (the "Merchantville Senior
       Housing Partnership")
       New Construction

8.    Schoolhouse Apartments L.P.              Wabuck Development
       (the "Schoolhouse Partnership")         Company
       New Construction

9.    Signature Station L.P.                   Universal Development
       (the "Signature Station Partnership")   Corporation
       New Construction

10.   Strawberry Lane L.P.                     Conifer Realty, LLC
       (the "Strawberry Lane Partnership")
       Property Rehabilitation

None of the Operating General Partners or the management companies are affiliated with Boston Associates.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

The priority return base for Series 42 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 42 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

   OPERATING                               BASIC      GOVERNMENT       PERMANENT     MORTGAGE ANNUAL                      ANNUAL
  PARTNERSHIP     LOCATION     NUMBER     MONTHLY     ASSISTANCE       MORTGAGE      INTEREST RESERVE  MANAGEMENT        MANAGEMENT
     NAME        OF PROPERTY   OF UNITS   RENTS(1)    ANTICIPATED        LOAN          RATE   AMOUNT     AGENT              FEE
------------------------------------------------------------------------------------------------------------------------------------
1. Amherst       Amherst,         42     $607-       HOME Investment   New Hampshire    7%    $12,600 Stewart Property 5.72% of net
   Partnership   New Hampshire           $1,100 1BR  Partnership       Housing Finance                Management       rental income
                                         $752-       Program(2)        Authority
                                         $1,275 2BR                    $3,040,000(2)

2. Bellamy Mills Dover,           30     $466 1BR    HOME Investment   Boston Capital   7.75%  $9,000 Stewart Property 6% of net
   Partnership   New Hampshire           $556-       Partnerships      Finance, LLC                   Management       rental income
                                         $798 2BR    Program(3b)       $770,000(3a)
                                                                       State of New     5.72%
                                                                       Hampshire
                                                                       $550,000(3b)

3. Crittenden    West Memphis,    24     $346-       Federal Housing   AmSouth Bank     7.25%  $4,800 Park             4% of net
   Partnership   Arkansas                $555 3BR    Tax Credits       $810,000(4)                    Management, Inc. rental income

4. Dorchester    Port Huron      131     $432-       Federal Housing   Independent Bank 8%    $26,000 Sterling         4% of net
   Court         Township,               $620 1BR    Tax Credits       $3,900,000(5)                  Management       rental income
   Partnership   Michigan                $504-
                                         $650 2BR
                                         $599-
                                         $650 3BR

5. Harbor Pointe Benton           72     $303-       Federal Housing   Boston Capital   8%    $14,400 Southeastern     6.23% of net
   Partnership   Township,               $430 1BR    Tax Credits       Finance, LLC                   Michigan         rental income
                 Michigan                $364-                         $1,660,000(6)                  Housing, LLC
                                         $510 2BR

6. Lynnelle      Charleston,      56     $363-       U.S. Department   West Virginia    7%    $11,198 Encore           6.25% of net
   Landing       West Virginia           $405 1BR    of Agriculture    Housing                        Management       rental income
   Partnership                           $465 2BR    538 Rural Housing Development Fund
                                         $525 3BR    Guarantee Loan    $1,443,096(7a)
                                                     Program(7a)       West Virginia    2%
                                                                       Housing
                                                                       Development Fund
                                                                       $170,000(7b)

   OPERATING                               BASIC      GOVERNMENT       PERMANENT     MORTGAGE ANNUAL                      ANNUAL
  PARTNERSHIP     LOCATION     NUMBER     MONTHLY     ASSISTANCE       MORTGAGE      INTEREST RESERVE  MANAGEMENT        MANAGEMENT
     NAME        OF PROPERTY   OF UNITS   RENTS(1)    ANTICIPATED        LOAN          RATE   AMOUNT     AGENT              FEE
------------------------------------------------------------------------------------------------------------------------------------
7. Merchantville  Merchantville,   74     $481-      New Jersey        Boston Capital   7.75% $22,200   Realty          5.99% of net
   Senior Housing New Jersey              $800 1BR   Department of     Finance, LLC                     Corporation     rental
   Partnership                            $572-      Community         $1,862,978(8a)                                   income
                                                     Affairs(8b)       State of         0%
                                          $1,000 2BR HOME Investment   New Jersey
                                                     Partnerships      $2,085,900(8b)
                                                     Program(8c)       City of          0%
                                                                       Merchantville
                                                                       $550,000(8c)

8. Schoolhouse    Corbin,          40     $320 2BR   Federal Housing   Federal Home     2%    $10,000   Homeland Inc.   5% of net
   Partnership    Kentucky                $367 3BR   Tax Credits       Loan Bank                                        rental
                                                                       $589,000(9)                                      income

9. Signature      Lithonia,       262     $625-      Federal LIHTC;    Georgia          5.73% $78,600   Signature       5% of net
   Station        Georgia                 $700 1BR   Georgia State     Department of                    Management,     rental
   Partnership                            $725-      LIHTC             Community Affairs                Inc.            income
                                          $800 2BR                     $17,000,000(10)
                                          $830-
                                          $935 3BR

10.Strawberry     Clayton,         71     $270-      Federal Housing   Clayton Housing  7%    $20,920   Conifer Realty  6% of net
   Lane           New York                $544 1BR   Tax Credits       Authority                        Association     rental
   Partnership                            $299 2BR                     $469,482(11a)                                    income
                                                                       Clayton Housing  1%
                                                                       Authority
                                                                       $722,897(11b)
                                                                       Development      4%
                                                                       Authority of the
                                                                       North County
                                                                       $400,000(11c)
                                                                       Clayton Housing  6%
                                                                       Authority
                                                                       $683,992(11d)

----------

(1)  Exclusive of utilities, unless indicated otherwise.
(2) The terms of the Amherst Partnership's anticipated permanent first mortgage loan in the amount of $3,040,000 are expected to include a term of 40 years, an interest rate of 7% and payments of principal and interest on the basis of a 40-year amortization schedule.

(3) (a) The terms of the Bellamy Mills Partnership's anticipated permanent first mortgage loan in the amount of $770,000 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (b) The terms of the Bellamy Mills Partnership's anticipated permanent second mortgage loan in the amount of $550,000 are expected to include a term of 30 years, an interest rate of 5.72% and payments of principal and interest on the basis of a 30-year amortization schedule.
(4) The terms of the Crittenden Partnership's anticipated permanent first mortgage loan in the amount of $810,000 are expected to include a term of 30 years, an interest rate of 7.25% and payments of principal and interest on the basis of a 30-year amortization schedule.
(5) The terms of the Dorchester Court Partnership's anticipated permanent first mortgage loan in the amount of $3,900,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.
(6) The terms of the Harbor Pointe Partnership's anticipated permanent first mortgage loan in the amount of $1,660,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

(7) (a) The terms of the Lynnelle Landing Partnership's anticipated permanent first mortgage loan in the amount of $1,443,096 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (b) The terms of the Lynnelle Landing Partnership's anticipated permanent second mortgage loan in the amount of $170,000 are expected to include a term of 20 years, an interest rate of 2% and payments of principal and interest on the basis of a 20-year amortization schedule.

(8) (a) The terms of the Merchantville Senior Housing Partnership's anticipated permanent first mortgage loan in the amount of $1,862,978 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (b) The terms of the Merchantville Senior Housing Partnership's anticipated permanent second mortgage loan in the amount of $2,085,900 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.
     (c) The terms of the Merchantville Senior Housing Partnership's anticipated permanent third mortgage loan in the amount of $550,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(9) The terms of the Schoolhouse Partnership's anticipated permanent first mortgage loan in the amount of $589,000 are expected to include a term of 30 years, an interest rate of 2% and payments of principal and interest on the basis of a 30-year amortization schedule.

(10) The terms of the Signature Station Partnership's anticipated permanent first mortgage loan in the amount of $17,000,000 are expected to include a term of 30 years, an interest rate of 5.73% and payments of principal and interest on the basis of a 30-year amortization schedule.

(11) (a) The terms of the Strawberry Lane Partnership's anticipated permanent first mortgage loan in the amount of $469,482 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 50-year amortization schedule.
     (b) The terms of the Strawberry Lane Partnership's anticipated permanent second mortgage loan in the amount of $722,897 are expected to include a term of 35 years, an interest rate of 1% and payments of principal and interest on the basis of a 50-year amortization schedule.
     (c) The terms of the Strawberry Lane Partnership's anticipated permanent third mortgage loan in the amount of $400,000 are expected to include a term of 15 years, an interest rate of 4% and payments of principal and interest on the basis of a 50-year amortization schedule.
     (d) The terms of the Strawberry Lane Partnership's anticipated permanent fourth mortgage loan in the amount of $683,992 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 50-year amortization schedule.

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                 OWNERSHIP
                                 INTEREST(%)
                                  PROFITS,                                                FUND'S       DEVELOPMENT     ANNUAL
                                  LOSSES,      OPERATING                                APPROXIMATE     FEE/OTHER    PARTNERSHIP
                      BCTC IV    CREDIT/NET     GENERAL    OPERATING      OPERATING    AVERAGE ANNUAL DISTRIBUTIONS  MANAGEMENT FEE
PARTNERSHIP           CAPITAL    CASH FLOW/     PARTNER     DEFICIT      PARTNERSHIP'S  ANTICIPATED    TO OPERATING   TO OPERATING
NAME               CONTRIBUTION   BACKEND    CONTRIBUTION  GUARANTEE     CREDIT BASE   FEDERAL CREDIT       GP             GP
------------------------------------------------------------------------------------------------------------------------------------
1. Amherst            $558,011   99.99/10/40    $100,000   Unlimited in   $1,916,435        $67,451       $381,000       $2,500
   Partnership                                             amount for
                                                           3 Years

2. Bellamy Mills    $2,545,280   99.99/10/40        $100   $300,000 in    $3,821,502       $311,803       $360,000       $2,500
   Partnership                                             the aggregate
                                                           for 3 years
                                                           after Rental
                                                           Achievement

3. Crittenden       $1,223,897   99.90/10/20        $100   Unlimited      $1,910,203       $156,910       $189,247      $10,000
   Partnership                                             through Rental
                                                           Achievement.
                                                           Upon Rental
                                                           Achievement
                                                           and fixed rate
                                                           financing,
                                                           $75,000
                                                           for 3 years

4. Dorchester       $5,613,829   99.99/20/40        $100   $500,000 in    $9,042,603       $748,653     $1,000,000       $3,500
   Court                                                   the aggregate
   Partnership                                             for 3 years
                                                           after Rental
                                                           Achievement

5. Harbor Pointe    $2,013,704   99.99/30/30        $100   Unlimited for  $3,229,328       $264,456       $380,319       $2,700
   Partnership                                             5 years

6. Lynnelle         $2,042,494   99.99/50/50     $48,000   $144,000 in    $3,403,275       $279,041       $571,485      $16,000
   Landing                                                 the aggregate
   Partnership                                             for 3 years
                                                           after Rental
                                                           Achievement

                       ASSET
                    MANAGEMENT FEE
PARTNERSHIP           TO BOSTON
NAME                   CAPITAL
----------------------------------
1. Amherst              $2,500
   Partnership

2. Bellamy Mills        $2,500
   Partnership

3. Crittenden           $5,000
   Partnership

4. Dorchester           $3,500
   Court
   Partnership

5. Harbor Pointe        $2,700
   Partnership

6. Lynnelle             $2,000
   Landing
   Partnership


                                       7

                                    OWNERSHIP
                                   INTEREST(%)
                                    PROFITS,                                                      FUND'S        DEVELOPMENT
                                    LOSSES,       OPERATING                                    APPROXIMATE       FEE/OTHER
                     BCTC IV       CREDIT/NET      GENERAL       OPERATING      OPERATING     AVERAGE ANNUAL   DISTRIBUTIONS
PARTNERSHIP          CAPITAL       CASH FLOW/      PARTNER        DEFICIT     PARTNERSHIP'S     ANTICIPATED    TO OPERATING
NAME               CONTRIBUTION     BACKEND     CONTRIBUTION     GUARANTEE     CREDIT BASE    FEDERAL CREDIT         GP
------------------------------------------------------------------------------------------------------------------------------
7. Merchantville   $3,104,568     99.99/10/40        $100      Unlimited in      $5,027,667      $403,191        $495,000
   Senior Housing                                              duration and
   Partnership                                                 amount

8. Schoolhouse     $2,525,871     99.00/20/20        $100      $150,000 in       $3,972,800      $324,787        $268,000
   Partnership                                                 the aggregate
                                                               for 3 years
                                                               after Rental
                                                               Achievement

9. Signature       $2,873,612     99.90/20/20        $100      $350,000 in      $11,782,467      $413,685      $2,370,000
   Station                                                     the aggregate
   Partnership                                                 for 3 years
                                                               after Rental
                                                               Achievement

10.Strawberry      $672,823       99.99/90/90        $100      $376,000 in       $2,157,108      $86,259         $301,257
   Lane                                                        the aggregate
   Partnership                                                 for 5 years
                                                               after Rental
                                                               Achievement

                      ANNUAL
                    PARTNERSHIP           ASSET
                     MANAGEMENT FEE  MANAGEMENT FEE
PARTNERSHIP         TO OPERATING        TO BOSTON
NAME                     GP              CAPITAL
---------------------------------------------------
7. Merchantville       $5,000              $5,000
   Senior Housing
   Partnership

8. Schoolhouse         $2,000              $2,000
   Partnership

9. Signature         $250,000             $25,000
   Station
   Partnership

10.Strawberry          $5,400              $3,000
   Lane
   Partnership

                            THE AMHERST PARTNERSHIP
                          (AMHERST ELDERLY APARTMENTS)

Amherst Elderly Apartments is a 42-unit apartment complex for senior citizens which is being constructed in Amherst, New Hampshire. Amherst Elderly Apartments will consist of 34 one-bedroom units and 8 two-bedroom units contained in 2 buildings. The complex will offer a community room, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Amherst Elderly Apartments began in December, 2001. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

 NUMBER OF UNITS    COMPLETION                  NUMBER OF UNITS   RENT-UP
--------------------------------------------------------------------------------
       4            February, 2002                   18           January, 2003
       4            March, 2002                       6           February, 2003
       4            April, 2002                       6           March, 2003
       4            May, 2002                         6           April, 2003
       4            June, 2002                        6           May, 2003
       4            July, 2002
       4            August, 2002
       4            September, 2002
       4            October, 2002
       4            November, 2002
       2            December, 2002

                         THE BELLAMY MILLS PARTNERSHIP
                           (BELLAMY MILLS APARTMENTS)

Bellamy Mills Apartments is an existing 30-unit apartment complex for families which is to be rehabilitated at 50 Mill Street in Dover, New Hampshire. Bellamy Mills Apartments will consist of 6 one-bedroom units and 24 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning and cable television hook-up.

Rehabilitation of Bellamy Mills Apartments began in April, 2002. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


NUMBER OF UNITS     COMPLETION                 NUMBER OF UNITS    RENT-UP
--------------------------------------------------------------------------------
       8            September, 2002                   8           January, 2003
       8            October, 2002                     8           February, 2003
       8            November, 2002                    8           March, 2003
       6            December, 2002                    6           April, 2003

                           THE CRITTENDEN PARTNERSHIP
                           (PARK PLAZA IV APARTMENTS)

Park Plaza IV Apartments is a 24-unit apartment complex for families which is to be constructed on Frontage Road in West Memphis, Arkansas. Park Plaza IV Apartments will consist of 24 three-bedroom units contained in 3 buildings. The complex will offer a pool and recreation room.

Individual units will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, air conditioning and a patio.

Construction of Park Plaza IV Apartments began in April, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


 NUMBER OF UNITS    COMPLETION              NUMBER OF UNITS    RENT-UP
-----------------------------------------------------------------------------
        8           May, 2002                       8          November, 2002
       16           June, 2002                     16          December, 2002

                        THE DORCHESTER COURT PARTNERSHIP
                         (DORCHESTER COURT APARTMENTS)

Dorchester Court Apartments is a 131-unit apartment complex for families which is being constructed on New Hampshire Avenue in Port Huron Township, Michigan. Dorchester Court Apartments will consist of 49 one-bedroom units, 66 two-bedroom units and 16 three-bedroom units contained in 4 buildings. The complex will offer a community room, pool, recreation room, individual storage units and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Dorchester Court Apartments began in January, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION                  NUMBER OF UNITS    RENT-UP
----------------------------------------------------------------------------------
        8           March, 2002                       10           July, 2002
        8           April, 2002                       10           August, 2002
        8           May, 2002                         10           September, 2002
        8           June, 2002                         2           October, 2002
        8           July, 2002                        43           January, 2003
        8           August, 2002                       7           February, 2003
        8           September, 2002                    7           March, 2003
        8           October, 2002                      7           April, 2003
        8           November, 2002                     7           May, 2003
       14           December, 2002                     7           June, 2003
       15           January, 2003                      7           July, 2003
       15           February, 2003                     7           August, 2003
       15           March, 2003                        7           September, 2003

                         THE HARBOR POINTE PARTNERSHIP
                         (HARBOR POINTE II APARTMENTS)

Harbor Pointe II Apartments is a 72-unit apartment complex for senior citizens which is being constructed in Benton Township, Michigan. Harbor Pointe II Apartments will consist of 18 one-bedroom units and 54 two-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Harbor Pointe II Apartments began in September, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION                  NUMBER OF UNITS     RENT-UP
-----------------------------------------------------------------------------------
       8            August, 2002                       8            September, 2002
       8            September, 2002                    8            October, 2002
       8            October, 2002                      8            November, 2002
       8            November, 2002                     8            December, 2002
       8            December, 2002                     8            January, 2003
       8            January, 2003                      8            February, 2003
       8            February, 2003                     8            March, 2003
       8            March, 2003                        8            April, 2003
       8            April, 2003                        8            May, 2003

                        THE LYNNELLE LANDING PARTNERSHIP
                         (LYNNELLE LANDING APARTMENTS)

Lynnelle Landing Apartments is a 56-unit apartment complex for families which is being constructed on Amanita Drive in Charleston, West Virginia. Lynnelle Landing Apartments will consist of 8 one-bedroom units, 40 two-bedroom units and 8 three-bedroom units contained in 7 buildings. The complex will offer a computer room, playground, tot lots, individual storage units and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

Construction of Lynnelle Landing Apartments began in January, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION          NUMBER OF UNITS    RENT-UP
-------------------------------------------------------------------------
       20           May, 2002                  20          October, 2002
       20           June, 2002                 20          November, 2002
       16           July, 2002                 16          December, 2002

                  THE MERCHANTVILLE SENIOR HOUSING PARTNERSHIP
                   (MERCHANTVILLE SENIOR HOUSING APARTMENTS)

Merchantville Senior Housing Apartments is a 74-unit apartment complex for senior citizens which is to be constructed on South Chestnut and Center Streets in Merchantville, New Jersey. Merchantville Senior Housing Apartments will consist of 62 one-bedroom units and 12 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Merchantville Senior Housing Apartments began in April, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


NUMBER OF UNITS     COMPLETION                  NUMBER OF UNITS     RENT-UP
-----------------------------------------------------------------------------------
       9            November, 2002                     9            April, 2003
       9            December, 2002                     9            May, 2003
       8            January, 2003                      8            June, 2003
       8            February, 2003                     8            July, 2003
       8            March, 2003                        8            August, 2003
       8            April, 2003                        8            September, 2003
       8            May, 2003                          8            October, 2003
       8            June, 2003                         8            November, 2003
       8            July, 2003                         8            December, 2003

                          THE SCHOOLHOUSE PARTNERSHIP
                            (SCHOOLHOUSE APARTMENTS)

Schoolhouse Apartments is a 40-unit apartment complex for families which is being constructed in Corbin, Kentucky. Schoolhouse Apartments will consist of 36 two-bedroom units and 4 three-bedroom units contained in 4 buildings. The complex will offer a community room, playground and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, air conditioning and washer and dryer hook-ups.

Construction of Schoolhouse Apartments began in December, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION              NUMBER OF UNITS    RENT-UP
-----------------------------------------------------------------------------
       10           April, 2002                    10          August, 2002
       15           May, 2002                      15          October, 2002
       15           June, 2002                     15          December, 2002

                       THE SIGNATURE STATION PARTNERSHIP
                      (ALEXANDER AT STONECREST APARTMENTS)

Alexander at Stonecrest Apartments is a 262-unit apartment complex for families which is being constructed on Rock Chapel Road in Lithonia, Georgia. Alexander at Stonecrest Apartments will consist of 94 one-bedroom units, 112 two-bedroom units and 56 three-bedroom units contained in 9 buildings. The complex will offer a community room, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Alexander at Stonecrest Apartments began in December, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION                  NUMBER OF UNITS     RENT-UP
-----------------------------------------------------------------------------------
       18           June, 2002                         13           October, 2002
       18           July, 2002                         13           November, 2002
       20           August, 2002                       13           December, 2002
       24           September, 2002                    14           January, 2003
       25           October, 2002                      15           February, 2003
       25           November, 2002                     14           March, 2003
       25           December, 2002                     14           April, 2003
       25           January, 2003                      14           May, 2003
       25           February, 2003                     14           June, 2003
       25           March, 2003                        14           July, 2003
       14           April, 2003                        14           August, 2003
       18           May, 2003                          14           September, 2003
       14           October, 2003
       14           November, 2003
       68           December, 2003

                        THE STRAWBERRY LANE PARTNERSHIP
                      (CLAYTON PHASE I AND II APARTMENTS)

Clayton Phase I and II Apartments is an existing 71-unit apartment complex for senior citizens which is being rehabilitated on Strawberry Lane in Clayton, New York. Clayton Phase I and II Apartments will consist of 67 one-bedroom units and 4 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range and an emergency call system.

Rehabilitation of Clayton Phase I and II Apartments began in October, 2001. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION              NUMBER OF UNITS     RENT-UP
-------------------------------------------------------------------------------
      16            August, 2002                   16           September, 2002
      18            September, 2002                18           October, 2002
      19            October, 2002                  19           November, 2002
      18            November, 2002                 18           December, 2002